EXHIBIT 99.1

Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600 extension 306

                      HAUPPAUGE DIGITAL REPORTS FISCAL 2004
                           YEAR END FINANCIAL RESULTS
        ----------------------------------------------------------------

 Fiscal year sales increase 28%, net income of $0.19 per share versus loss of
                          $.09 per share in prior year
        ----------------------------------------------------------------


HAUPPAUGE, NY - December 21, 2004 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the fiscal fourth quarter and fiscal year ended September 30, 2004.

FOURTH QUARTER RESULTS
----------------------

Net sales were $16.5 million for the fourth quarter compared to $11.5 million for the previous year's fourth quarter, an increase of approximately 43%. Increases in sales of our retail personal video recorder products, personal video recorder products for Windows XP Media Center sold to the OEM market and European digital TV receiver products coupled with the increase in the Euro exchange rate were the primary reasons for the sales increase.

Gross profit percentage increased to 25.58% for the fourth quarter, compared with a gross profit of 23.43% for the previous year's fourth quarter. Cost reductions, a favorable sales mix of higher gross margin products and the increase in the Euro exchange rate were primarily responsible for the gross profit increase.

Selling, General and Administrative costs increased by $574,246. The strengthening of the value of the Euro to the U.S. dollar increased expenses in our European division. In addition, increases in sales related promotional expenses and marketing programs and higher costs attributable to professional services contributed to the increase in SGA expenses. Spending for research and development increased $180,882, mainly due to the addition of research and development personnel and the opening of a research and development facility in Taiwan.

Net income for the fourth fiscal quarter increased to $119,261 compared to a net loss of $875,554 for the fourth quarter ended September 30, 2003. Net income per share was $0.01 on a basic and diluted basis compared to net a loss per share of $0.10 on a basic and diluted basis for the prior year's fourth quarter.

FISCAL YEAR RESULTS
-------------------

Net sales were $65.3 million for the year ended September 30, 2004 compared to $51.0 million for the previous fiscal year, an increase of approximately 28%. Increases in sales of our retail personal video recorder products, personal video recorder products for Windows XP Media Center sold to the OEM market, European digital TV receiver products, TV tuners for laptop computers, the introduction of the MediaMVP and the increase in the Euro exchange rate were the primary reasons for the sales increase.

Gross profit percentage increased to 26.47% for the fiscal year ended September 30, 2004, compared with a gross profit of 24.02% for the previous year. Cost reductions, a favorable sales mix of higher gross margin products and the increase in the Euro exchange rate were primarily responsible for the gross profit increase.

Selling, General and Administrative costs, including legal expenses related to litigation and arbitration proceedings, increased by $1,777,744 for the year ended September 30, 2004. The strengthening of the value of the Euro to the U.S. dollar increased expenses in our European division. In addition, increases in sales related promotional expenses and marketing programs, increased legal costs and fees attributable to professional services contributed to the remaining increase in SGA expenses. Spending for research and development increased $118,981, mainly due to the addition of research and development personnel and the opening of a research and development facility in Taiwan.

Net income for the fiscal year ended September 30, 2004 increased to $1,825,148 compared to a loss of $814,032 for the prior year. Basic net income per share was $0.20 and diluted net income per share was $0.19, compared to a loss per share of $0.09 on a basic and diluted basis for the prior year. The financial results for the fiscal year ended September 30, 2004 included $987,300 in arbitration and litigation charges and legal fees, which reduced net income by $0.10 per share on a diluted basis.

DISCUSSION OF RESULTS
---------------------

Ken Plotkin, Hauppauge's Chief Executive Officer stated "Worldwide sales growth in our targeted product areas in fiscal 2004, especially in North America, combined with a favorable Euro to dollar exchange rate contributed to our year over year sales increase. Our gross profit margins were helped by an increase in sales of our high end products plus the increase in the Euro to dollar exchange rate, but this increase was offset somewhat by the increase in our OEM business, which is a low margin business. If the Euro to dollar exchange rate stabilizes in fiscal 2005, and if our OEM business becomes a larger percentage of our sales, our gross profit margins will tend to decline.

Hauppauge introduced several new products late in fiscal 2004, and we hope that these new products will increase their contributions to both sales and profitability in fiscal 2005.

Lastly, in fiscal 2004, we are happy to have concluded litigation and arbitration proceedings which cost the company approximately $1 million."

ABOUT HAUPPAUGE DIGITAL
-----------------------

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore and sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California. The Company's Internet web site can be found at http://www.hauppauge.com.
------------------------

Certain statements in this Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on form 10-K for the fiscal year ended September 30, 2004.

                           [ Financial Table Follows ]

                    HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                   Three Months ended
                                                     September   30,
                                                  2004                 2003
                                                  ----                 ----

Net Sales                                     $ 16,510,710        $ 11,505,908
Cost of  Sales                                  12,287,239           8,809,887
                                              ------------        ------------
Gross Profit                                     4,223,471           2,696,021

Selling, General and Administrative expenses     3,401,406           2,827,160
Research & Development  expenses                   653,554             472,672
                                              ------------           ---------
Income (loss) from operations                      168,511            (603,811)

Other income (expense):
Interest income                                      1,681               2,710
Foreign currency                                   (19,657)             (6,563)
                                              ------------           ---------
Total other  (expense)                             (17,976)             (3,853)
                                              ------------           ---------
Income (loss) before income tax expense            150,535            (607,664)
Income tax expense                                  31,274             267,890
                                              ------------           ---------
Net income (loss)                             $    119,261         $  (875,554)
                                              ============         ===========


Net income (loss) per share
Basic                                         $       0.01         $     (0.10)
Diluted                                       $       0.01         $     (0.10)
                                              ============         ===========


Weighted average shares-basic                    9,166,581           8,878,129
Weighted average shares-diluted                  9,746,553           8,878,129

                    HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                                 Years ended
                                                                                                September   30,
                                                                                          2004               2003
                                                                                          ----               ----


Net Sales                                                                             $65,339,583        $ 50,956,034
Cost of  Sales                                                                         48,045,365          38,715,103
                                                                                      -----------        ------------
Gross Profit                                                                           17,294,218          12,240,931

Selling, General and Administrative expenses                                           12,319,805          10,818,059
Research & Development expenses                                                         2,020,824           1,901,843
Litigation expenses related to litigation and arbitration proceedings                     354,050              78,052
Arbitration proceeding                                                                    206,250                   -
Litigation proceeding                                                                     427,000                   -
                                                                                      -----------        ------------
Income (loss)  from operations                                                          1,966,289            (557,023)

Other income:
Interest income                                                                             6,054              15,858
Foreign currency                                                                            2,302              34,023
                                                                                      -----------        ------------
Total other income                                                                          8,356              49,881
                                                                                      -----------        ------------
Income (loss) before income tax expense                                                 1,974,645            (507,142)
Income tax  expense                                                                       149,497             306,890
                                                                                      -----------        ------------
Net  income (loss)                                                                    $ 1,825,148        $   (814,032)
                                                                                      ===========        ============

Net income (loss) per share:
Basic                                                                                 $      0.20              ($0.09)
Diluted                                                                               $      0.19              ($0.09)
                                                                                      ===========        ============

Weighted average shares-basic                                                           8,999,266           8,867,309
Weighted average shares-diluted                                                         9,668,223           8,867,309


                    HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                                                                     September 30,        September 30,
                                                                                        2004                   2003
                                                                               ------------------------------------------
 Assets:

 Current Assets:
     Cash and cash equivalents                                                      $   8,661,589       $   5,838,160
     Accounts receivables, net of various allowances                                   13,593,907           9,182,758
     Inventories                                                                        8,477,254           5,474,374
     Prepaid expenses and other current assets                                            770,745             546,328
                                                                               ------------------------------------------
           Total current assets                                                        31,503,495          21,041,620

     Property, plant and equipment, net                                                   489,370             532,516
     Security deposits and other non current assets                                        77,934              76,216
                                                                               ------------------------------------------
                                                                                    $  32,070,799       $  21,650,352
                                                                               ==========================================

 Liabilities and Stockholders' Equity:

 Current Liabilities:
    Accounts payable                                                                $  13,243,966       $   7,452,867
    Accrued expenses                                                                    4,256,970           2,539,678
    Income taxes payable                                                                  242,438             189,122
                                                                               ------------------------------------------
          Total current liabilities                                                    17,743,374          10,181,667

 Stockholders' Equity
    Common stock $.01 par value; 25,000,000 shares authorized
     9,759,465 and 9,420,315  issued, respectively                                         97,595              94,203
     Additional paid-in capital                                                        12,913,497          12,302,119
     Retained earnings                                                                  1,925,135              99,987
     Accumulated other comprehensive income                                               975,511             469,592
    Treasury Stock, at cost, 567,067, and 542,067 shares, respectively                 (1,584,313)         (1,497,216)
                                                                               ------------------------------------------
         Total stockholders' equity                                                    14,327,425          11,468,685
                                                                               ------------------------------------------
                                                                                    $  32,070,799       $  21,650,352
                                                                               ==========================================



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